Exhibit 99.1

Contacts:	Manny Villafaña
Chairman & CEO,
John L. Babitt
President, COO & CFO
CABG Medical, Inc.
PHONE (763) 258 8005
FAX (763) 258 8008
FOR IMMEDIATE RELEASE
CABG MEDICAL ANNOUNCES DEVICE AND CLINICAL TRIAL MODIFICATIONS
AND SECOND QUARTER 2005 RESULTS
Minneapolis, August 4, 2005—CABG Medical, Inc. (NASDAQ: CABG), the developer of an innovative drug-eluting graft (DEG) for coronary artery bypass surgery, today reported results for the second quarter of fiscal 2005. Net loss for the second quarter of 2005 was $1.3 million, or $0.07 per share, compared to a net loss of $0.7 million, or $0.07 per share, for the second quarter of 2004. For the six months ended June 2005, the Company had a net loss of $6.9 million, or $0.39 per share, compared to a net loss of $1.4 million or $0.14 per share for the first six months of 2004. The 2005 year-to-date net loss included research and development expense of $6,387,000 of which $4,363,000 was related to the Company’s March 22, 2005 paclitaxel license agreement with Angiotech Pharmaceuticals, Inc (NASDAQ: ANPI). The license agreement expense included a non-cash charge of $4,335,000 related to the issuance of equity securities to Angiotech. The Company was required to expense the license agreement equity consideration due to the development stage of the Company’s operations and its DEG. Excluding these costs, the proforma loss for the six months ended June, 30 2005 would have been $2.6 million, or $0.14 per share.
The Company also announced that the grafts implanted in the first two Australian patients have become occluded and are no longer functional. The patients are in good health without symptoms and the surgical team has indicated their intent to continue with the human clinical trials once device and clinical trial modifications are complete.
We have analyzed the clinical results to date with our surgeon collaborators and have identified improvements related to manufacturing, our procedure and the post operation anti-coagulation regimen that will be implemented in our ongoing clinical trials which we estimate will begin in September or October as our devices become available.
First, we have developed a new proprietary coating process to spray our heparin coating on the vessel connector. The spray heparin allows for a more uniform and consistent application of the coating, which has demonstrated superior in vitro bench testing results and in vivo preclinical (animal) results.
Second, we have reviewed our animal work and feel that a simple improvement in the surgical procedure is necessary and will be incorporated into our human cases.
Lastly, at the suggestion of our clinical study surgeons, we have implemented a change in the anti-coagulation regimen to include chronic administration of warfarin. The anti-coagulation change was made based on the review of our first cases, discussions with our clinical investigators and our scientific advisory board. Warfarin is a commonly used anti-coagulant in cardiac surgery.
Additionally, the most recent results from the Company’s human clinical trial have been accepted for presentation at the fourth annual Pioneering Techniques in Cardiac Surgery Congress, in Leipzig, Germany on December 1 — 2, 2005. In connection with the congress CABG Medical will be announcing a summary of the human clinical results that will be presented by Dr. Trevor Fayers, The Prince Charles Hospital,

Brisbane, Australia. Additional information on the Congress can be obtained at http://promedicacme.com/conf—leipzig2005.htm.
Conference Call Today
CABG Medical management will host a conference call and web cast today, August 4, 2005 at 4:30 p.m. Eastern Daylight Time (3:30 p.m. Central Daylight Time) to discuss its second quarter financial results, outlook for the remainder of 2005 and current clinical developments. The dial in number for the conference call is 1-800-479-9001.
A live webcast of the call can be accessed at http://www.cabgmedical.com by clicking on the “Investor Relations” icon. The webcast will be available on the company’s website until August 31, 2005.
About CABG Medical
CABG Medical, Inc. is a medical technology company developing technologies and therapies to improve the treatment of coronary heart disease by advancing conventional bypass surgery. We have designed our first product, the Holly GraftTM System, by leveraging our understanding of flow dynamics, material sciences and drug combinations to create a drug-eluting graft system.
Safe Harbor
Certain statements in this release that are not historical facts, including, without limitation, those relating to our expectation regarding the commencement of clinical trials in 2005 in Australia and Europe, our belief in the paclitaxel franchise as a drug combination capable of preventing restenosis following the surgical implantation of devices such as the Holly GraftTM System, our clinical and regulatory efforts, and our anticipation that we will be able to present in 2005 the first follow-up results from such clinical trials, are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in such forward-looking statements based on a number of factors including, without limitation, our need to obtain regulatory approval in each relevant jurisdiction prior to the initiation of any clinical trials or human cases in such jurisdiction, the selection of clinical sites, the completion of such trials and cases, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. The complete occlusion in the Company’s first two graft implants will result in delays in getting regulatory approvals for clinical testing in the United States and other countries, and may impact the Company in other ways not yet capable of assessment. It will be of critical importance to the Company that the new coating procedure and drug regimens effectively prevent occlusion in future graft implants. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

CABG Medical, Inc.
Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2005	2004	2005
		(In thousands, except share and per share data)
Revenue	$—	$—	$—	$—
Expenses:
Research and development	473	1,063	992	6,387
Marketing, general and administrative	236	474	401	1,012

Total	709	1,537	1,393	7,399
Interest income	7	277	12	483

Net loss	$(702)	$(1,260)	$(1,381)	$(6,916)

Basic and diluted net loss per share	$(0.07)	$(0.07)	$(0.14)	$(0.39)

Weighted average shares outstanding — basic and diluted	9,846,052	19,082,764	9,601,077	17,942,362

CABG Medical, Inc.
Balance Sheets
(unaudited)

	December 31,	June 30,
	2004	2005
	(In thousands)
Assets

Current assets:
Cash and short term investments	$28,936	$31,393
Other current assets	291	165

Total current assets	29,227	31,558
Long-term investments	—	4,000
Property and equipment, net	199	314

Total assets	$29,426	$35,872

Liabilities & Stockholders’ Equity

Current liabilities:
Accounts payable	$841	$477
Accrued liabilities	19	29

Total current liabilities	860	506

Total stockholders’ equity	28,566	35,366

Total liabilities and stockholders’ equity	$29,426	$35,872

CABG Medical, Inc.
Statements of Operations
Reconciliation of GAAP Results from Operations to Proforma Results from Operations
(unaudited)

	Six Months Ended June 30,
			Proforma
			Adjustment
				Proforma
	2004	2005	(1)	2005
	(In thousands, except share and per share amounts)
Revenue	$—	$—		$—
Expenses:
Research and development	992	6,387	(4,363)	2,024
Marketing, general and administrative	401	1,012		1,012

Total expenses	1,393	7,399	(4,363)	3,036
Interest income	12	483		483

Net loss	$(1,381)	$(6,916)	(4,363)	$(2,553)

Basic and diluted net loss per share	$(0.14)	$(0.39)		$(0.14)

Weighted average shares outstanding — basic and diluted	9,601,077	17,942,362		17,942,362

(1)	Proforma adjustment is provided to illustrate the impact of the issuance of equity securities to Angiotech in exchange for an exclusive license to certain drug eluting technologies. The proforma adjustment is comprised of a $4,335,000 non-cash charge related to the fair value of the equity securities issued to Angiotech and $28,000 in related legal expenses.
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